UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2014

Intra-Cellular Therapies, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36274

Delaware	36-4742850
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3960 Broadway

New York, New York 10032

(Address of principal executive offices, including zip code)

(212) 923-3344

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On January 30, 2014, Intra-Cellular Therapies, Inc. (the “Company”) announced that it had priced a public offering of 6,142,000 shares of its common stock at a public offering price of $17.50 per share. On February 5, 2014, the Company announced that it had completed its previously announced public offering, including the exercise in full by the underwriters of their option to purchase an additional 921,300 shares of common stock.

All of the 7,063,300 shares in the offering were sold by the Company, with net proceeds to the Company of approximately $115.3 million, after deducting underwriting discounts and commissions and estimated offering expenses.

The Company’s press releases announcing the pricing and closing of the offering are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report and are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated January 30, 2014

99.2	Press release dated February 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Lawrence J. Hineline
Lawrence J. Hineline
Vice President of Finance, Chief Financial Officer and Secretary

Date: February 5, 2014